Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

To the Board of Directors

Walter Investment Management Corp.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-160743) pertaining to the Walter Investment Management Corp. 1999 Equity Incentive Plan (As Amended) and the Walter Investment Management Corp. 2009 Long-Term Incentive Award Plan of Walter Investment Management Corp., in the Registration Statement (Form S-3 No. 333-176539) of Walter Investment Management Corp. and in the Registration Statement (Form S-3 No. 333-179013) of Walter Investment Management Corp. and in the related prospectuses of our report dated October 15, 2012, with respect to the consolidated financial statements of Reverse Mortgage Solutions, Inc included in this Current Report on Form 8-K as of, and for the year ended, December 31, 2011 and 2010.

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-179013) and related Prospectus of Walter Investment Management Corp. for the registration of 4,500,000 shares of its common stock and to the incorporation by reference therein of our report dated October 15, 2012, with respect to the consolidated financial statements of Reverse Mortgage Solutions, Inc. as of, and for the year ended, December 31, 2011 and 2010, included in the Registration Statement and the Prospectus.

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-179013) and related Prospectus of Walter Investment Management Corp. for the registration of $265.0 million aggregate principal amount of its convertible senior subordinated notes and to the incorporation by reference therein of our report dated October 15, 2012, with respect to the consolidated financial statements of Reverse Mortgage Solutions, Inc. as of, and for the year ended, December 31, 2011 and 2010, included in the Registration Statement and the Prospectus.

/s/ McConnell and Jones, LLP

Houston, Texas

October 15, 2012

3040 Post Oak Blvd.,

Suite 1600

Houston, TX 77056

Phone: 713.968.1600

Fax: 713.968.1601

WWW.MCCONNELLJONES.COM